SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 26, 2002

Date of Report (Date of Earliest Event Reported)

HNC Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-26146	33-0248788

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5935 Cornerstone Court West
San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 546-8877

(Registrant’s telephone number, including area code)

ITEM 5: OTHER EVENTS.

Adoption of Shareholder Rights Plan

     On February 26, 2002, the Board of Directors of HNC Software Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") on each share of the Company’s common stock, par value $0.001 per share (the "Common Shares") that is outstanding at the close of business on March 21, 2002 (the “Record Date"). In addition, one Right will be issued with each Common Share that becomes outstanding after the Record Date until the earliest of the Distribution Date (as defined in the Rights Agreement), the date the Rights are redeemed by HNC or the date the Rights expire. Until the Rights are redeemed or expire, Rights will also be issued after the Distribution Date with each Common Share issued pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other HNC securities if the options or other securities were outstanding prior to the Distribution Date. Each Right initially entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $125.00, subject to adjustment. The Rights are not exercisable until the Distribution Date. A complete description of the terms of the Rights is in a Rights Agreement between HNC and EquiServe Trust Company, N.A., as Rights Agent, a copy of which is incorporated by reference into this Form 8-K by reference to Exhibit 4.01 to the Company’s Registration Statement on Form 8-A filed March 7, 2002.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

     Not applicable.

(b) Pro Forma Financial Information

     Not applicable.

(c)  Exhibits.

     The following exhibits are filed herewith:

4.01	Rights Agreement dated as of March 6, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form 8-A filed on March 7, 2002.)

99.01*	Press Release dated March 6, 2002.

*	Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2002

HNC SOFTWARE INC

By:	/s/ Russell C. Clark

Name: Russell C. Clark Title: Vice President, Corporate Finance

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EXHIBIT INDEX

Exhibit No.	Exhibit Title

4.01	Rights Agreement dated as of March 6, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares. (Incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form 8-A filed on March 7, 2002.)

99.01*	Press Release dated March 6, 2002

*	Filed herewith.

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